Exhibit 5.1

October 14, 2026

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Ladies and Gentlemen:

We have acted as counsel to Corvex, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale (the “Offering”) by the Company from time to time of common stock, par value $0.0001 per share, of the Company (“Common Stock”), having an aggregate offering price of up to $250,000,000 (the “Shares”) pursuant to the At-the-Market Sales Agreement dated October 14, 2026 (the “Sales Agreement”) by and among the Company and Chardan Capital Markets LLC as sales agent. The Shares have been registered on a Registration Statement on Form S-3 (File No. 333-298769) (such registration statement, including documents incorporated by reference therein and amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 4, 2026.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Shares thereunder. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the Company’s prospectus supplement, dated October 13, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated or deemed incorporated by reference therein) (the “Prospectus Supplement”); (iii) the Sales Agreement; (iv) the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 2021, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 21, 2023, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 9, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 25, 2024 and effective as of 12:01 a.m. Eastern Time on October 29, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 8, 2025 and effective as of 12:01 a.m. Eastern Time on October 10, 2025, as amended by the Certificate of Designations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on November 6, 2025, as amended by the Certificate of Designations of Series B Convertible Preferred Stock of the Company as filed with the Secretary of State on March 19, 2026, as amended by the Certificate of Designations of Series C Non-Voting Convertible Preferred Stock of the Company as filed with the Secretary of State on March 19, 2026, as amended by the Certificate of Designations of Series D Non-Voting Convertible Preferred Stock of the Company as filed with the Secretary of State on March 19, 2026, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 19, 2026 and effective as of 12:01 a.m. Eastern Time on March 23, 2026, and as amended by the Certificate of Increase of Series D Non-Voting Convertible Preferred Stock of the Company as filed with the Secretary of State on July 1, 2026 (collectively, the “Certificate of Incorporation”); (v) the Second Amended and Restated Bylaws of the Company, adopted effective as of March 33, 2026 (the “Bylaws” and together with the Certificate of Incorporation, the “Organizational Documents”); (vi) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) approving the Prospectus Supplement and the issuance of the Shares pursuant to the Sales Agreement (the “Board Resolutions”); and (vii) a certificate of an officer of the Company, dated as of the date hereof, with respect to certain matters. Other than our examination of the documents listed in (i) through (vi) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

Corvex, Inc.

October 14, 2026

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; (e) each document examined by us was duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof; and (f) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the documents examined by us (A) has the legal capacity, power, and authority to execute, deliver, and perform such party’s obligations under such documents to which it’s a party, (B) is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, and (C) has taken all actions necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, such documents to which it is a party, and (iii) that any amendment and/or restatement of any of the documents reviewed by us was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized, unissued, and unreserved shares common stock, par value $0.0001 per share, of the Company (the “Common Stock”) available for issuance pursuant to the Sales Agreement, (ii) that the issuance of each Share will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), either (A) upon the issuance of a Share, such Share will be evidenced by a certificate that has been duly executed and delivered, or (B) the Board of Directors will have adopted resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the those that have been disclosed by the Company in filings made by the Company with the Commission since January 1, 2020, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the issuance of the Shares will not (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), (vi) the Offering will be conducted during the Authorized Term (as defined in the Authorizing Resolutions), the number of Shares sold in the Offering will not exceed the Maximum Share Amount (as defined in the Board Resolutions), and the price of the Shares sold in the Offering will not be less than the Minimum Offering Price (as defined in the Board Resolutions) unless the Board approves any proposed modifications to such terms of the Offering, and (vii) the Board Resolutions have not been, and the Board Resolutions will not be, in each case, revoked, modified or amended. We have not verified any of the foregoing assumptions.

Corvex, Inc.

October 14, 2026

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized for issuance by the Company and, when issued and delivered by the Company and paid for pursuant to the Sales Agreement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following additional assumptions: (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) under the Securities Act shall not have been terminated, suspended or rescinded, (ii) all Shares offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus Supplement and (b) only upon payment of the consideration fixed therefor in accordance with the Sales Agreement, and (iii) there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on the date hereof and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP